                           OPEN ENDED PRODUCT AGREEMENT

1. PARTIES:

This Agreement is between Wade Cook Seminars, Inc., a Nevada corporation ("WCSI"), Money Chef, Inc., a Nevada corporation ("Money Chef"), and Wade B. Cook, a resident of Washington State ("Cook").

2. BACKGROUND:

Cook and Money Chef own the rights to intellectual property related to investment strategies, financial management, and wealth management created by Wade B. Cook ("Cook IP"). WCSI has been sponsoring and promoting certain seminars and materials relating to said Cook IP under the terms of a Product Agreement dated January 3, 1993 between United Support Association, Inc. (now
WCSI) and USA/Wade Cook Seminars, Inc. (now Money Chef). WCSI and Money Chef now wish to replace that Product Agreement with this Agreement.

3. TERM:

This Agreement shall take effect July 1, 1997 and remain in effect through June 30, 2002 unless otherwise mutually agreed between the parties.

4. LICENSE:

Money Chef and Cook hereby continue to license rights in the Cook IP, which Money Chef either owns or controls, to WCSI for the purpose of producing seminars, audio tapes, videotapes, related books and writings, and other works stemming from the Cook IP on an individual product basis. This license shall be a non-exclusive world-wide license. A list of current Products to which WCSI currently has the rights under the terms of this Agreement is attached as "Exhibit A." Additional works owned or controlled by Cook and/or Money
Chef shall be licensed to WCSI under the terms of this master license Agreement by executing individual "Intellectual Property License Orders" ("IP Orders") in the form of "Exhibit B." Specific IP Orders shall be signed and dated by the licensor of the intellectual property (either Money Chef, Cook or both) and by the licensee WCSI (or its subsidiaries, parent company, or affiliates) in order to be effective. The Term of each IP Order shall be for the remainder of the term of this Agreement unless otherwise specified in writing.


5. ROYALTIES:

WCSI shall pay to Cook, or his agent as requested by Cook in writing, a royalty of ten percent (10%) of all gross sales for Products licensed hereunder. Royalties shall be paid quarterly on May 1, August 1, November 1, and February 1 for the quarter ending the month prior to the payment.

6. MARKETING AND PROMOTION:

WCSI shall have the right to promote and advertise Products as it deems appropriate.

7. AUTHOR'S WARRANTY

Cook represents and warrants to WCSI that the work is original and that he is the sole author and proprietor thereof, and has full power to enter into this Agreement. Cook and Money Chef warrant that they own all rights in the Products subject to the previous license dated January 03, 1993. WCSI and/or any subsidiaries or affiliates of WCSI which are wholly owned and controlled by the parent company Profit Financial Corporation, Inc., Cook, and Money Chef agree to indemnify and hold harmless WCSI against any damage or judgment, including court costs and attorneys' fees, which may be sustained or recovered against the Publisher by reason of the publication or sale of any of the Products arising from anything contained therein. Cook and Money Chef also agree to reimburse WCSI for all expenses, including court costs, attorneys' fees, and amounts paid in settlement, sustained by WCSI in resisting any claim, demand, suit, action or proceeding asserted or instituted against WCSI based upon the sale of the Product or by reason of anything contained therein.

8. RIGHT TO USE LIKENESS:

Cook hereby consents to the use of his name, likeness, identity, trademarks and trade symbols, for the purposes of fulfilling this Agreement and in connection with the promotion, advertising, distribution, financing, marketing and production of the Productions or derivatives therefrom, and for general organizational promotional purposes.

9. EXAMINATION OF BOOKS:

WCSI shall make available to Cook or Money Chef, within 10 days written notice, at its headquarters, the financial books related to payment of royalties hereunder.

10. DISPUTES:

Any dispute between the parties arising out of this Agreement which cannot be amicably settled shall be referred to arbitration upon written notice by either party to the other. The arbitration shall be governed by the laws of the State of Nevada. Said arbitration is to be held in Seattle, Washington. Any award rendered in arbitration shall be binding and conclusive upon the parties and shall not be subject to appeals or retrying by the court.

11. ATTORNEY FEES:

In the event this Agreement is placed in the hands of an attorney due to a default in the payment or performance of any of its terms, the defaulting party shall pay, immediately upon demand, the other party's reasonable attorney fees, collection costs, costs of either litigation, mediation, or arbitration (whichever is appropriate), whether or not a suit or action is filed, and any other fees or expenses reasonably incurred by the non-defaulting party.

12. JURISDICTION:

This Agreement shall be governed by the laws of Nevada.

13. FINAL AGREEMENT:

This Agreement is the entire, final and complete agreement of the parties and supersedes all written and oral agreements heretofore made or existing by and between the parties or their representatives.

Executed in duplicate this 29th day of August, 1997.

WADE COOK SEMINARS, INC.

By: /s/ Kiman A. Lucas
   --------------------------
Name: Kiman A. Lucas
Title: General Counsel

/s/ Wade B. Cook
-----------------------------
Wade B. Cook

MONEY CHEF, INC.

By: /s/ Wade B. Cook
   -------------------------
Name: Wade B. Cook
Title: President

EXHIBIT A

A list of current products to which WCSI currently has the rights to:

Books, Video & Audio Tapes:
1)  How to Build a Real Estate Money Machine
2)  Wall Street Money Machine
3)  The Incorporation Handbook
4)  How to Pick Up Foreclosures
5)  Owner Financing
6)  Cook's Book on Creative Real Estate
7)  Brilliant Deductions
8)  The Corporation Kit
9)  Property Analysis Forms
10) Real Estate Record Keeping System
11) Special Reports, Real Estate
12) Travel Agent Information Kit
13) Stock Analysis Forms
14) 101 Ways to Buy Real Estate Without Cash
15) 555 Clean Jokes
16) The Real Estate Money Machine
17) Stock Market Miracles
18) Bear Market Baloney
19) Business Buy the Bible
20) A Day with Wade Cook
21) Paper Chase Cassette Seminar
22) Financial Fortress Home Study Program
23) Zero to Zillions
24) Next Step

Seminar Curriculum and Manuals:
1)  Business Entities Skills Training (B.E.S.T.)
2)  Wall Street Workshop
3)  Youth Wall Street Workshop
4)  Wealth Academy
5)  Cook University
6)  Real Estate Bootcamp
7)  Four Days with Wade & Ultra B.E.S.T.
8)  Next Step
9)  Executive Retreat
10) Travel Agent
11) Wealth Information Network (W.I.N.)
12) Wealth Information Network Plus
13) Financial Clinics
14) WINSTOCK